UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2019

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2019, Jeff Berg and Steve Mitgang each tendered their resignations from our board of directors, and from the committees on which they serve, effective on November 25, 2019. There were no disagreements between us and either Mr. Berg or Mr. Mitgang on any matter relating to our operations, policies or practices. We and our board greatly appreciate their outstanding service and thank them for their contributions to the company.

On November 25, 2019, our board elected Michael Gottlieb to our board, effective November 26, 2019, to fill one of the vacancies created by the resignations described above.

Mr. Gottlieb was recommended by one of our stockholders to our nominating and corporate governance/compensation committee for consideration as a candidate for our board, and he was elected by our board upon the recommendation of our nominating and corporate governance/compensation committee, which considered, among other matters, the qualification guidelines previously adopted by our board, the current composition of our board and our operating requirements. Our board determined that Mr. Gottlieb qualifies as an independent director under applicable SEC and NYSE American rules. There was no arrangement or understanding between Mr. Gottlieb and any other person pursuant to which Mr. Gottlieb was selected as a director. We are not aware of any transaction in which Mr. Gottlieb has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gottlieb will be compensated in accordance with our standard compensation policies and practices for non-employee directors, the components of which were disclosed in our proxy statement for our 2019 annual meeting of stockholders dated April 26, 2019, and which consists of an annual retainer for serving as a director and a stock option grant upon commencement of service as a director and upon re-election to our board. Consistent with the foregoing, on November 26, 2019, Mr. Gottlieb was granted a stock option to purchase 600 shares of our common stock with an exercise per share equal to the closing price of our common stock on that date and which is fully vested and exercisable on the date of grant as to 50% of the shares and the remaining 50% of the shares vest and become exercisable, subject to his continued service on our board, in 12 equal monthly installments beginning in the month immediately following the date of grant. In connection with his election to the board, we will enter into an indemnification agreement with Mr. Gottlieb in the same form we have entered into with our other directors.

Also, our board appointed Richard Simtob and Susan Miller, current members of our board, to our nominating and corporate governance/compensation committee effective November 26, 2019. Mr. Simtob is replacing Mr. Mitgang as chairman of this committee and Ms. Miller is replacing Mr. Berg on this committee.

In connection with the changes in our board composition described above, effective November 26, 2019, the number of directors constituting our whole board was decreased from five to four.

Item 7.01 Regulation FD Disclosure

We issued a press release announcing the election of Mr. Gottlieb, a copy of which is attached to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of NTN Buzztime, Inc. dated November 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: November 26, 2019	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance